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                                                                   EXHIBIT 23.2


                                  [Firm Letterhead]


                                      CONSENT OF
                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Evergreen Resources, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 1997, relating to the consolidated financial statements of Evergreen Resources, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the nine month period ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP



Denver, Colorado
November 21, 1997